Exhibit 23.1

August 7, 2006

Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
P.O. Box 782
5600 AT Eindhoven
Netherlands

Tel: +31 (040) 2345000
Fax: +31 (040) 2345407
www.deloitte.nl

ASML Holding N.V. De Run 6501 5504 DR VELDHOVEN
Date	From:	Our reference
August 7, 2006	J.G.C.M. Buné	op9949

CONSENT OF INDEPENDENT AUDITORS

We herewith give our consent to the incorporation by reference in this Registration Statement on Form S-8 of ASML Holding N.V. of our report dated January 27, 2006 as included in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2005 filed with the Commission on January 27, 2006.

Deloitte Accountants B.V.

/s/ J.G.C.M. Buné

J.G.C.M. Buné